Exhibit 10.1

FIRST AMENDMENT TO NOTE PURCHASE AND GUARANTEE AGREEMENT

This FIRST AMENDMENT TO NOTE PURCHASE AND GUARANTEE AGREEMENT (the “Amendment”), dated as of August 30, 2022, is entered into by and among BLUE APRON, LLC, a Delaware limited liability company (the “Company”), each Guarantor party hereto (the “Guarantors”), The Bank of New York Mellon Trust Company, N.A., as collateral agent for the holders of the Notes (the “Collateral Agent”) and each holder of the Notes party hereto (the “Holders”).

W I T N E S S E T H :

WHEREAS, the Company, the Guarantors, and the Holders are party to that certain Note Purchase and Guarantee Agreement, dated as of May 5, 2022 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase and Guarantee Agreement”); and

WHEREAS the Company and the other parties hereto desire to amend, as of the Amendment No. 1 Effective Date (as defined below), the Note Purchase and Guarantee Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendments. The Note Purchase and Guarantee Agreement is, as of the Amendment No. 1 Effective Date, hereby amended as follows:

(a)           The following new definitions shall be added to Schedule A of the Note Purchase and Guarantee Agreement in the appropriate alphabetical order:

““Amendment No. 1 Effective Date” means the first date on which each of the conditions set forth in Section 2 of the First Amendment to Note Purchase and Gurarantee Agreement, dated as of August 30, 2022, are satisfied.”

““Applicable Premium” means the excess, if any, of (A) the present value on the prepayment date of (i) 100.5% of the principal amount being prepaid plus (ii) all remaining interest payments due on such Note through and including on the date that is eighteen (18) months after the Closing Date (excluding any interest accrued to the prepayment date), computed using a discount rate equal to the Applicable Treasury Rate plus 0.50%, over (B) the principal amount of such Note on the prepayment date.”

““Applicable Treasury Rate” means, as of any repayment date, the yield to maturity as of such date of United States treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such date (or, if such statistical release is no longer published or the relevant information no longer appears thereon, any publicly available source of similar market data)) most nearly equal to the period from such date to the date that is eighteen (18) months after the Closing Date; provided, however, that, if the period from such date to the date that is eighteen (18) months after the Closing Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be the Treasury Rate.”

(b)           The following proviso shall be added to the end of the definition of “Cash Flow Forecast”:

“provided that (i) any proceeds (net of discount and expenses) not yet received by the Parent as a result of any public equity offering, (ii) any proceeds resulting from a contract (or a series of related contracts) that are not to be received during the period being forecast and (iii) any proceeds resulting from a non-contractual arrangement (or series of related non-contractual arrangements) with an aggregate value expected to be greater than $5 million, shall not in any case be used in the calculation of the Cash Flow Forecast.”

(c)           The definition of “Permitted Restricted Payments” shall be deleted and replaced in its entirety as follows:

““Permitted Restricted Payments” means Restricted Payments made by (a) any Obligor to another Obligor; (b) any Subsidiary of the Parent to the Parent (and any necessary Restricted Payments to another Subsidiary in order to ultimately make such Restricted Payment to the Parent) (c) “net exercise” or “net settle” warrants, options or restricted stock options, (d) Restricted Payments not otherwise permitted by the foregoing provisions, so long as no Default or Event of Default shall have occurred and be continuing or be caused thereby, in an aggregate amount not to exceed $250,000 and (e) on and from the Amendment No. 1 Effective Date, the Company may pay (or make Restricted Payments to allow Parent to pay) from time to time for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Parent held by any shareholder, including pursuant to any employee or director equity plan, employee or director stock option or profits interest plan or any other employee or director benefit plan or any agreement (including any separation, stock subscription, shareholder or partnership agreement) in an amount not to exceed $25,000,000 in the aggregate subject, in the case of this clause (e), to the following conditions:

(i)	the Holders’ shall have received satisfactory evidence that one or more cash equity contributions to Parent or the Company from any of the Company’s Affiliates in an amount equal to or greater than $50,000,000 shall have been made in addition to the amounts received under Section 4.20 (Equity Contributions) of the Note Purchase and Guarantee Agreement; and

(ii)	no Default or Event of Default shall have occurred and be continuing prior to or after giving effect to such Restricted Payments.”

(d)           A new clause (r) shall be added to Section 7.1 as follows:

“(r) promptly but no later than three (3) Business Days after receipt thereof, notice of (i) any equity contribution or cash infusion received by the Parent or Company and (ii) any delay in receipt of any contractually committed equity contribution or cash infusion, in each case to the extent referenced in a Cash Flow Forecast.”

(e)           Section 8.3(a) shall be deleted and replaced in its entirety as follows:

“(a)  On any date after the date after the Amendment No. 1 Effective Date, through and including the date that is eighteen (18) months after the Closing Date, the Company may, at its option, upon notice as provided in clause (d) below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 in the case of a partial prepayment, at 100% of the principal amount being prepaid, plus the Applicable Premium, plus the accrued but unpaid interest accrued to but excluding the date of payment.”

2.             Conditions to Effectiveness. This Amendment shall become effective as of the first date (the “Amendment No. 1 Effective Date”) when each of the following conditions shall have been satisfied:

(a)	the Holders’ receipt of counterparts of this Amendment, duly executed by the Company and the Guarantors;

(b)           the Holders’ receipt of satisfactory evidence that one or more cash equity contributions or cash infusions to Parent in an amount equal to or greater than $50,000,000 have been made, pursuant to that certain Purchase Agreement, dated as of April 29, 2022, by and between the Parent and RJB Partners LLC, as amended by that certain Amendment No. 1 to Purchase Agreement, dated as of August 7, 2022; and

(c)           payment of all reasonable and documented out-of-pocket costs and expenses incurred through the Amendment No. 1 Effective Date, including attorneys’ fees.

3.             Representations and Warranties. Each Obligor hereby represents and warrants that as of the date hereof the representations and warranties of such Obligor set forth in the Note Documents are true and correct in all material respects (except that any representation or warranty which is already qualified or modified by “materiality,” “Material Adverse Effect” or similar language in the text thereof is true and correct in all respects) on and as of such date, with the same effect as if made on and as of such date (other than those representations and warranties that by their terms expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

4.             No Waiver. The amendments contained herein shall not be construed as a waiver or amendment of any provision of any Note Document or for any purpose except as expressly set forth herein and the Holders expressly reserve all rights and remedies in respect of any breach of, or other Default or Event of Default, under the Note Documents.

5.             Amendment Binding. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors and permitted assigns of the parties hereto.

6.             Costs and Expenses. The Company hereby reaffirms its agreement under the Note Purchase and Guarantee Agreement to pay or reimburse the Holders and the Collateral Agent on demand for all reasonable and documented out-of-pocket costs and expenses incurred by them in connection with the Note Documents, including without limitation all reasonable fees, disbursements and other charges of counsel as set forth in Section 15.1 of the Note Purchase and Guarantee Agreement.

7.             Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

8.             Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g., “.pdf” or “.tif” format) shall be effective as delivery of a manually executed counterpart hereof. The words “execution”, “signed”, “signature” and words of like import in this Agreement relating to the execution and delivery of this Agreement and any documents to be delivered in connection herewith shall be deemed to include electronic signatures, which shall be of the same legal effect, validity or enforceability as a manually executed signature to the extent and as provided in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

9.             Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of prohibition or unenforceability, but that shall not invalidate the remaining provisions of this Amendment or affect the validity or enforceability of any such provision in any other jurisdiction. Where provisions of any law or regulation resulting in such prohibition or unenforceability may be waived, they are hereby waived by the Parties to the fullest extent permitted by law so that this Amendment shall be deemed a valid and binding agreement, enforceable in accordance with its terms.

10.           GOVERNING LAW; JURISDICTION AND PROCESS; WAIVER OF JURY TRIAL. THIS Amendment AND ANY DISPUTE OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK. SECTION 22.8 (JURISDICTION AND PROCESS; WAIVER OF JURY TRIAL) OF THE NOTE PURCHASE AGREEMENT IS INCORPORATED BY REFERENCE HEREIN MUTATIS MUTANDIS.

11.           Effect of this Amendment. This Amendment constitutes a Note Document for all purposes of the Note Purchase and Guarantee Agreement and the other Note Documents. On and after the Amendment No. 1 Effective Date, each reference in the Note Purchase and Guarantee Agreement or in any other Note Document to the Note Purchase and Guarantee Agreement (or words of similar import) shall be deemed to refer to the Note Purchase and Guarantee Agreement as amended hereby.

12.           Ratification and Incorporation of Note Purchase and Guarantee Agreement and Other Note Documents. Except as expressly modified under this Amendment, (a) each Obligor hereby acknowledges, confirms and ratifies all of the terms and conditions set forth in, and all of its obligations under, the Note Purchase and Guarantee Agreement and the other Note Documents, and (b) all of the terms and conditions set forth in the Note Purchase and Guarantee Agreement and the other Note Documents are incorporated herein by this reference as if set forth in full herein. Each Obligor (i) represents that it has no offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to the amount of the Obligations and (ii) reaffirms the giving of guarantees (other than with respect to the Company) previously given.

13.           Authorization of Collateral Agent. The Required Holders hereby authorize and direct the Collateral Agent to execute and perform this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

BLUE APRON, LLC as Company

By:	/s/ Randy J. Greben
Name: Randy J. Greben Title: Treasurer

BLUE APRON HOLDINGS, INC., as Parent and as Guarantor

By:	/s/ Randy J. Greben
Name: Randy J. Greben Title: Chief Financial Officer & Treasurer

BAW HOLDCO I, LLC, as Guarantor

By:	/s/ Randy J. Greben
Name: Randy J. Greben Title: Treasurer

BAW HOLDCO II, LLC, as Guarantor

By:	/s/ Randy J. Greben
Name: Randy J. Greben Title: Treasurer

BAW HOLDCO III, LLC, as Guarantor

By:	/s/ Randy J. Greben
Name: Randy J. Greben Title: Treasurer

[Signature Page to First Amendment to Note Purchase and Guarantee Agreement]

BAW, INC., as Guarantor

By:	/s/ Randy J. Greben
Name: Randy J. Greben Title: Treasurer

BN RANCH, LLC, as Guarantor

By:	/s/ Randy J. Greben
Name: Randy J. Greben Title: Treasurer

BLUE APRON MARKET, LLC, as Guarantor

By:	/s/ Randy J. Greben
Name: Randy J. Greben Title: Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. solely in its capacity as Collateral Agent and not individually

By:	/s/ Mitchell L. Brumwel
Name: Mitchell L. Brumwel Title: Vice President

[Signature Page to First Amendment to Note Purchase and Guarantee Agreement]

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
By:	Voya Investment Management Co. LLC As agent for the Holder

By:	/s/ John D. Inwood
Name: John D. Inwood Title: Senior Vice President

[Signature Page to First Amendment to Note Purchase and Guarantee Agreement]